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                                                                    EXHIBIT 99.1
NEWS RELEASE                                                     [CERIDIAN LOGO]


                                                              Craig Manson
                                                              Investor Relations
                                                              952/853-6022



            CERIDIAN CORPORATION REPORTS SOLID THIRD QUARTER RESULTS


THIRD QUARTER 2003 HIGHLIGHTS:

-        Revenue of $309.5 million up 7.3 percent year over year

               o Human Resource Solutions posts fifth consecutive quarter of top-line growth with revenue of $224.2 million

               o Comdata revenue of $85.3 million exceeds expectations on strong performance in Stored Value Systems

-        EPS of $.20 within guided range.

- Human Resource Solutions orders remain strong, up nearly 20 percent year over year

- Cash flow from operations remains strong. Debt balance reduced by $52.3 million to $163.0 million.

MINNEAPOLIS, October 15, 2003--Ceridian Corporation (NYSE: CEN) today reported third quarter 2003 earnings.

Third quarter 2003 net earnings were $30.3 million, or $.20 per diluted share of common stock, on revenue of $309.5 million. Supplementary schedules containing comparative 2002 quarterly results are available on Ceridian Corporation's website at WWW.CERIDIAN.COM.

"I am extremely pleased with Ceridian's operating results for the third quarter of 2003," said Ronald L. Turner, chairman, president and chief executive officer of Ceridian.

"During the quarter, the Human Resource Solutions (HRS) business posted solid top-line growth despite the continuing negative economic impact from low interest rates and weak hiring trends. The U.S. human resources business met our expectations, as new business, higher float balances, and better retention more than offset the negative impact of the economy.

"I am particularly encouraged that order levels remained strong during the quarter, increasing almost 20 percent over the third quarter of last year. We are confident that we can post double-digit order growth for both the fourth quarter and the year.





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"Comdata posted very strong results in the quarter. Revenue was up significantly year over year, mainly on strength in Stored Value Systems. Gift card and transaction revenue both came in above plan, and new customers contributed meaningfully to revenue during the quarter. The transportation market remains challenging, as transactions in the over-the-road market were flat year over year. Revenue in merchant services and regulatory compliance remained weak, but year over year comparisons have eased somewhat. Results in the local fleet market were encouraging, where transactions were up more than 20 percent over the prior year quarter.

"Cash flow from operations remained very strong during the quarter. We have reduced our debt balance by more than $52 million since June, and continued to opportunistically repurchase Ceridian shares."


GUIDANCE FOR 2003

For the fourth quarter, the Company expects earnings per share to be $.28 to $.30; HRS revenue to be approximately $255 million; and Comdata revenue to be approximately $88 million.

For the full year, earnings per share are expected to be between $.83 and $.85; HRS revenue to be approximately $935 million; and Comdata revenue to be approximately $330 million.


EARNINGS TELECONFERENCE WEBCAST

Investors are invited to listen to a teleconference discussing the matters addressed in this press release, live via the Internet at 10:00 a.m. (EDT) on Wednesday, October 15, 2003. The webcast can be accessed through the Investor Relations section of Ceridian's website at www.ceridian.com. A replay of the call will also be available at the same address beginning at l:00 p.m. (EDT) on October 15, 2003.

Ceridian Corporation (WWW.CERIDIAN.COM) is an information services company serving businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resource outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and employee advisory programs. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

We report our financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). However, we believe that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth



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herein, on our website and presented by us from time to time, may constitute non-GAAP financial measures within the meaning of Regulation G and Item 10 of Regulation S-K adopted by the Securities and Exchange Commission. We have presented in supplementary schedules referenced herein a reconciliation of these measures to the most directly comparable GAAP financial measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this release that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian's filings with the Securities and Exchange Commission, including those factors which are discussed in Ceridian's Annual Report on Form 10-K, for the fiscal year ended December 31, 2002, which factors are also incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.

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                                                                      Schedule A


CONSOLIDATED STATEMENTS OF OPERATIONS                       Ceridian Corporation
(Dollars in millions, except per share data)                    and Subsidiaries
(Unaudited)


                                             For Periods Ended September 30,
                                      Current Quarter                Year to Date
                                    2003           2002           2003           2002
Revenue                         $     309.5    $     288.6    $     921.9    $     878.2
Costs and Expenses
  Cost of revenue                     149.2          141.6          442.6          424.4
  Selling, general and
    administrative                     97.7           87.2          301.6          284.4
  Research and development             15.9           15.1           49.0           44.8
  Other expense (income)               (1.1)           9.7           (1.3)          19.4
     Total costs and expenses         261.7          253.6          791.9          773.0

Earnings before
  interest and taxes                   47.8           35.0          130.0          105.2

  Interest income                       0.5            0.6            1.5            1.5
  Interest expense                     (1.3)          (1.5)          (3.7)          (5.3)

Earnings before income taxes           47.0           34.1          127.8          101.4

  Income tax provision                 16.7           12.3           45.4           36.5

Net earnings                    $      30.3    $      21.8    $      82.4    $      64.9


Earnings per share
  Basic                         $      0.20    $      0.15    $      0.56    $      0.44
  Diluted                       $      0.20    $      0.15    $      0.55    $      0.43


Shares used in calculations
(in thousands)
  Weighted average
    shares (basic)                  148,426        148,526        148,282        147,882
  Dilutive securities                 3,404          1,407          1,733          3,496
  Weighted average
    shares (diluted)                151,830        149,933        150,015        151,378





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                                                                      Schedule B

CONDENSED CONSOLIDATED BALANCE SHEETS          Ceridian Corporation
(Unaudited)                                        and Subsidiaries
(Dollars in millions)


                                     September 30,    December 31,
                                         2003             2002
Cash and equivalents                   $  135.1         $  134.3
Trade receivables                         419.2            393.1
Other receivables                          34.4             27.5
Other assets                            1,466.2          1,462.6
Total assets before customer funds      2,054.9          2,017.5
Customer funds                          2,213.1          2,440.9
     Total assets                      $4,268.0         $4,458.4

Debt                                   $  163.0         $  193.5
Drafts and settlements payable            138.1            120.8
Other liabilities                         528.7            576.4
Total liabilities before
  customer funds obligations              829.8            890.7
Customer funds obligations              2,213.1          2,440.9
     Total liabilities                  3,042.9          3,331.6
Stockholders' equity                    1,225.1          1,126.8
     Total liabilities and
      stockholders' equity             $4,268.0         $4,458.4





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                                                                      Schedule C

                      Ceridian Corporation and Subsidiaries
                               Revenue Comparisons
                                      ($M)


                              Third Quarter        Nine Months YTD
                             2003      2002        2003       2002
HRS                       $  224.2  $  213.2    $  680.2   $  648.2
Comdata                       85.3      75.4       241.7      230.0

Total                     $  309.5  $  288.6    $  921.9   $  878.2




                      Ceridian Corporation and Subsidiaries
                  Earnings Before Interest and Tax Comparisons
                                      ($M)

                             Third Quarter         Nine Months YTD
                             2003      2002        2003       2002
HRS                       $   18.8  $   16.0    $   53.6   $   37.0
Comdata                       29.0      19.0        76.4       64.1
Other                            -         -           -        4.1

Total                     $   47.8  $   35.0    $  130.0   $  105.2




                      Ceridian Corporation and Subsidiaries
                  Earnings Before Interest and Tax Comparisons
                       Supplementary Non-GAAP Information
                                      ($M)


                             Third Quarter         Nine Months YTD
                             2003      2002        2003       2002
HRS                       $   18.8  $   16.0    $   53.6   $   49.4
Comdata                       29.0      28.8        76.4       75.4

Total                     $   47.8  $   44.8    $  130.0   $  124.8

A reconciliation of this supplementary non-GAAP information to the most directly comparable GAAP information can be found in the supplementary schedules previously referenced in this press release.